Exhibit 5.3

[White & Case LLP Letterhead]

April 5, 2016

Macquarie Infrastructure Corporation

125 West 55th Street

New York, New York 10019

Re: Up to $396,949,145 aggregate offering price of Common Stock to be offered pursuant to the Equity Distribution Agreement

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 filed on the date hereof by Macquarie Infrastructure Corporation, a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Securities Act”).

We have acted as counsel to the Company, in connection with the registration by the Company of shares of its common stock, par value $0.001 per share (“Common Stock”), having an aggregate offering price of up to $396,949,145 (the “Shares”), which may be sold from time to time (the “Offering”) pursuant to an Equity Distribution Agreement, dated as of June 24, 2015 (the “Distribution Agreement”) by and among the Company, SunTrust Robinson Humphrey, Inc., Macquarie Capital (USA) Inc., Barclays Capital Inc., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated and Wells Fargo Securities LLC. In connection with the opinion expressed herein, we have examined such proceedings, certificates, documents, instruments and records as we have deemed necessary to enable us to render this opinion, subject to the assumptions, limitations and qualifications stated herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, or as retrieved from the Commission’s EDGAR database, and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have also assumed that the Shares conform to the specimen of Common Stock that we have reviewed.

On the basis of such examination and our consideration of those questions of law we considered relevant, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares, when issued and sold as contemplated in the Registration Statement, Prospectus Supplement and the Distribution Agreement and upon payment and delivery in accordance with the Distribution Agreement, will be validly issued, fully paid and non-assessable.

In rendering the opinion above, we have assumed that the resolutions authorizing the Company to issue and sell the Shares pursuant to the Distribution Agreement will be in full force and effect at all times at which the Shares are issued and sold by the Company, and the Company will take no action inconsistent with such resolutions.

We are members of the bar of the State of New York. We do not express or purport to express any opinions with respect to laws other than the Delaware General Corporation Law.

We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement and the prospectus supplement relating to the Shares. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ WHITE & CASE LLP

White & Case LLP

2